Exhibit 99.1

Marvell Technology Group Ltd. Reports Fourth Quarter and Fiscal Year 2019
Financial Results

•	Q4 Revenue: $745 million

•	Q4 Gross Margin: 43.2% GAAP gross margin; 64.5% non-GAAP gross margin

•	Q4 Diluted loss per share: $(0.40) GAAP diluted loss per share from continuing operations; $0.25 non-GAAP diluted income per share from continuing operations

•	Cash and short-term investments: $582 million

Santa Clara, Calif. (March 7, 2019) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the fourth fiscal quarter and the full fiscal year, ended February 2, 2019. Revenue for the fourth quarter of fiscal 2019 was $745 million.
GAAP net loss from continuing operations for the fourth quarter of fiscal 2019 was $(261) million, or $(0.40) per diluted share. Non-GAAP net income from continuing operations for the fourth quarter of fiscal 2019 was $168 million, or $0.25 per diluted share. Cash flow from operations for the fourth quarter was $107 million.
Revenue for fiscal 2019 was $2.9 billion. GAAP net loss from continuing operations for fiscal 2019 was $(179) million, or $(0.30) per diluted share. Non-GAAP net income from continuing operations for fiscal 2019 was $716 million, or $1.19 per diluted share. Cash flow from operations for fiscal 2019 was $597 million

“Marvell continued to improve its financial performance in fiscal 2019, while also increasing scale and diversifying its business through the acquisition of Cavium. While macroeconomic conditions are currently impacting our first quarter outlook, we expect growth to resume in the second quarter,” said Matt Murphy, Marvell's President and Chief Executive Officer. “Looking ahead, we are excited about our expanding position in the 5G market, including our recently announced partnership with Samsung, which includes multiple generations of baseband and control plane processors for both LTE and 5G base stations.”

First Quarter of Fiscal 2020 Financial Outlook

•	Revenue is expected to be $650 million +/- 3%.

•	GAAP gross margin is expected to be approximately 55%.

•	Non-GAAP gross margin is expected to be approximately 64%.

•	GAAP operating expenses are expected to be $378 million to $388 million.

•	Non-GAAP operating expenses are expected to be $295 million to $300 million.

•	GAAP diluted loss per share from continuing operations is expected to be $(0.09) to $(0.05) per share.

•	Non-GAAP diluted income per share from continuing operations is expected to be $0.12 to $0.16 per share.

Conference Call
Marvell will conduct a conference call on Thursday, March 7, 2019 at 1:45 p.m. Pacific Time to discuss results for the fourth quarter and full fiscal year 2019. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, passcode 1885417. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Friday, March 15, 2019.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value step up, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.
Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the fourth quarter of fiscal 2019, a non-GAAP tax rate of 4% has been applied to the non-GAAP financial results.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations regarding its first quarter of fiscal 2020 financial outlook, Marvell's expectations regarding growth in the second quarter of fiscal 2020, Marvell's position in the 5G market and Marvell’s use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the effect of the consummation of our acquisition of Cavium on the combined company's business relationships, operating results, and business generally; potential difficulties in Cavium employee retention as a result of the transaction; the ability of Marvell to successfully integrate Cavium’s operations and product lines; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Cavium’s business and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and identify and realize additional opportunities; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; Marvell's ability to define, design and develop products for the 5G market; Marvell's ability to market its 5G products to Tier 1 infrastructure customers; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; the impact of international conflict and continued economic volatility in either domestic or foreign markets; the effects of transitioning to smaller geometry process technologies; the risks associated with manufacturing and selling a majority of products and customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the effects of any potential acquisitions or investments; Marvell’s ability to protect its intellectual property; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s maintenance of an effective system of internal controls; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 3, 2018 as filed with the SEC on December 10, 2018, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 2, 2019	November 3, 2018	February 3, 2018	February 2, 2019	February 3, 2018
Net revenue	$744,799	$851,051	$615,409	$2,865,791	$2,409,170
Cost of goods sold	422,797	467,464	241,927	1,407,399	947,230
Gross profit	322,002	383,587	373,482	1,458,392	1,461,940

Operating expenses:
Research and development	256,102	264,888	180,000	914,009	714,444
Selling, general and administrative	106,168	112,178	68,291	424,360	238,166
Litigation settlement (a)	—	—	74,385	—	74,385
Restructuring related charges (gain)	12,740	27,031	(3,205)	76,753	5,250
Total operating expenses	375,010	404,097	319,471	1,415,122	1,032,245
Operating income (loss) from continuing operations	(53,008)	(20,510)	54,011	43,270	429,695
Interest income	1,236	1,046	5,738	11,926	17,381
Interest expense	(21,953)	(22,370)	(292)	(60,362)	(685)
Other income (loss), net	4,377	(2,628)	(658)	519	4,813
Interest and other income (loss), net	(16,340)	(23,952)	4,788	(47,917)	21,509
Income (loss) from continuing operations before income taxes	(69,348)	(44,462)	58,799	(4,647)	451,204
Provision for income taxes	191,350	9,305	10,036	174,447	18,062
Income (loss) from continuing operations, net of tax	(260,698)	(53,767)	48,763	(179,094)	433,142
Income from discontinued operations, net of tax	—	—	—	—	87,689
Net income (loss)	$(260,698)	$(53,767)	$48,763	$(179,094)	$520,831

Net income (loss) per share — Basic:
Continuing operations	$(0.40)	$(0.08)	$0.10	$(0.30)	$0.87
Discontinued operations	$—	$—	$—	$—	$0.18
Net income (loss) per share - Basic	$(0.40)	$(0.08)	$0.10	$(0.30)	$1.05

Net income (loss) per share — Diluted:
Continuing operations	$(0.40)	$(0.08)	$0.10	$(0.30)	$0.85
Discontinued operations	$—	$—	$—	$—	$0.17
Net income (loss) per share - Diluted	$(0.40)	$(0.08)	$0.10	$(0.30)	$1.02

Weighted average shares:
Basic	657,835	657,519	493,663	591,232	498,008
Diluted	657,835	657,519	506,197	591,232	509,667

(a)	Represents legal settlement and associated costs related to Luna shareholder litigation matter.

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	February 2, 2019	February 3, 2018
Assets
Current assets:
Cash and cash equivalents	$582,410	$888,482
Short-term investments	—	952,790
Accounts receivable, net	493,122	280,395
Inventories	276,005	170,039
Prepaid expenses and other current assets	43,721	41,482
Assets held for sale	—	30,767
Total current assets	1,395,258	2,363,955
Property and equipment, net	318,978	202,222
Goodwill	5,494,505	1,993,310
Acquired intangible assets, net	2,560,682	—
Other non-current assets	247,329	148,800
Total assets	$10,016,752	$4,708,287

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$185,362	$145,236
Accrued liabilities	330,594	86,958
Accrued employee compensation	115,925	127,711
Deferred income	4,915	61,237
Total current liabilities	636,796	421,142
Long-term debt	1,732,699	—
Non-current income taxes payable	59,221	56,976
Deferred tax liabilities	246,252	52,204
Other non-current liabilities	35,374	36,552
Total liabilities	2,710,342	566,874

Shareholders’ equity:
Common stock	1,317	991
Additional paid-in capital	6,188,598	2,733,292
Accumulated other comprehensive loss	—	(2,322)
Retained earnings	1,116,495	1,409,452
Total shareholders’ equity	7,306,410	4,141,413
Total liabilities and shareholders’ equity	$10,016,752	$4,708,287

Marvell Technology Group Ltd. Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended		Year Ended
	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Cash flows from operating activities:
Net income (loss)	$(260,698)	$48,763	$(179,094)	$520,831
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	37,627	20,918	123,983	83,487
Share-based compensation	50,580	21,377	184,064	86,689
Amortization of acquired intangible assets	78,688	358	183,318	3,570
Amortization of inventory fair value adjustment associated with acquisition of Cavium	97,597	—	223,372	—
Amortization of deferred debt issuance costs and debt discounts	2,064	—	11,354	—
Restructuring related impairment charges (gain)	(12,081)	(4,159)	(200)	(4,561)
Amortization of premium /discount on available-for-sale securities	—	392	624	995
Deferred income taxes	146,322	17,027	118,647	19,825
Gain on sale of discontinued operations	—	—	—	(88,406)
Loss (gain) on sale of business	—	—	1,592	(5,254)
Other expense (income), net	344	(277)	3,530	(1,920)
Changes in assets and liabilities:
Accounts receivable	(39,347)	85,719	(99,044)	54,989
Inventories	2,489	3,878	4,348	(12,160)
Prepaid expenses and other assets	189	(627)	(11,685)	12,494
Accounts payable	(28,753)	(36,700)	(6,493)	(16,613)
Accrued liabilities and other non-current liabilities	55,329	(21,898)	84,352	(62,360)
Accrued employee compensation	(25,677)	(1,324)	(46,599)	(11,936)
Deferred income	1,968	(13,706)	675	(8,557)
Net cash provided by operating activities	106,641	119,741	596,744	571,113
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(162,607)	(14,956)	(835,494)
Sales of available-for-sale securities	—	22,671	623,896	306,822
Maturities of available-for-sale securities	—	120,639	187,985	426,341
Purchases of time deposits	—	(75,000)	(25,000)	(300,000)
Maturities of time deposits	—	75,000	175,000	300,000
Purchases of technology licenses	(359)	(1,331)	(11,540)	(6,587)
Purchases of property and equipment	(28,886)	(13,395)	(75,921)	(38,551)
Proceeds from sales of property and equipment	42,707	10,571	43,525	12,559
Cash payment for acquisition of Cavium, net of cash and cash equivalents acquired	—	—	(2,649,465)	—
Net proceeds from sale of discontinued operations	—	—	—	165,940
Net proceeds (payments) from sale of business	—	—	(3,352)	2,402
Other	2,275	—	(2,725)	6,089
Net cash provided by (used in) investing activities	15,737	(23,452)	(1,752,553)	39,521
Cash flows from financing activities:
Repurchases of common stock	(50,005)	—	(103,974)	(527,574)
Proceeds from employee stock plans	40,189	42,878	100,961	180,302
Tax withholding paid on behalf of employees for net share settlement	(9,248)	(905)	(54,939)	(26,840)
Dividend payments to shareholders	(39,489)	(29,695)	(148,081)	(119,251)
Payments on technology license obligations	(16,676)	(5,806)	(69,157)	(28,503)
Proceeds from issuance of debt	—	—	1,892,605	—
Principal payments of debt	(75,000)	—	(756,128)	—
Payment of equity and debt financing costs	—	(14,378)	(11,550)	(14,378)
Net cash provided by (used in) financing activities	(150,229)	(7,906)	849,737	(536,244)
Net increase (decrease) in cash and cash equivalents	(27,851)	88,383	(306,072)	74,390
Cash and cash equivalents at beginning of period	610,261	800,099	888,482	814,092
Cash and cash equivalents at end of period	$582,410	$888,482	$582,410	$888,482

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 2, 2019	November 3, 2018	February 3, 2018	February 2, 2019	February 3, 2018
GAAP gross profit:	$322,002	$383,587	$373,482	$1,458,392	$1,461,940
Special items:
Share-based compensation	2,942	2,429	1,662	12,024	6,645
Amortization of acquired intangible assets	57,591	57,594	—	134,169	—
Other cost of goods sold (a)	97,598	105,841	8,000	226,372	11,000
Total special items	158,131	165,864	9,662	372,565	17,645
Non-GAAP gross profit	$480,133	$549,451	$383,144	$1,830,957	$1,479,585

GAAP gross margin	43.2%	45.1%	60.7%	50.9%	60.7%
Non-GAAP gross margin	64.5%	64.6%	62.3%	63.9%	61.4%

Total GAAP operating expenses	$375,010	$404,097	$319,471	$1,415,122	$1,032,245
Special items:
Share-based compensation	(47,638)	(47,811)	(19,715)	(186,071)	(78,477)
Restructuring related charges (gain) (b)	(12,740)	(27,031)	3,205	(76,753)	(5,250)
Amortization of acquired intangible assets	(21,097)	(21,098)	(358)	(49,150)	(3,570)
Litigation settlement (c)	—	—	(74,385)	—	(74,385)
Other operating expenses (d)	(7,392)	(11,222)	(10,579)	(62,095)	(14,689)
Total special items	(88,867)	(107,162)	(101,832)	(374,069)	(176,371)
Total non-GAAP operating expenses	$286,143	$296,935	$217,639	$1,041,053	$855,874

GAAP operating margin	(7.1)%	(2.4)%	8.8%	1.5%	17.8%
Other cost of goods sold (a)	13.1%	12.4%	1.3%	7.9%	0.5%
Share-based compensation	6.8%	5.9%	3.5%	6.9%	3.5%
Restructuring related charges (gain) (b)	1.7%	3.2%	(0.5)%	2.7%	0.2%
Amortization of acquired intangible assets	10.6%	9.2%	0.1%	6.4%	0.1%
Litigation settlement (c)	—%	—%	12.1%	—%	3.1%
Other operating expenses (d)	0.9%	1.4%	1.6%	2.2%	0.7%
Non-GAAP operating margin	26.0%	29.7%	26.9%	27.6%	25.9%

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 2, 2019	November 3, 2018	February 3, 2018	February 2, 2019	February 3, 2018
GAAP interest and other income (loss), net	$(16,340)	$(23,952)	$4,788	$(47,917)	$21,509
Special items:
Gain on sale of intellectual property	(3,500)	—	—	(3,500)	—
Restructuring related items (e)	157	1,491	1,355	15	(4,016)
Write-off of debt issuance costs (f)	782	850	—	7,736	—
Total special items	(2,561)	2,341	1,355	4,251	(4,016)
Total non-GAAP interest and other income (loss), net	$(18,901)	$(21,611)	$6,143	$(43,666)	$17,493

GAAP net income (loss)	$(260,698)	$(53,767)	$48,763	$(179,094)	$520,831
Less: Income (loss) from discontinued operations, net of tax	—	—	—	—	87,689
GAAP net income (loss) from continuing operations	(260,698)	(53,767)	48,763	(179,094)	433,142
Special items:
Other cost of goods sold (a)	97,598	105,841	8,000	226,372	11,000
Share-based compensation	50,580	50,240	21,377	198,095	85,122
Restructuring related charges (gain) in operating expenses (b)	12,740	27,031	(3,205)	76,753	5,250
Restructuring related items in interest and other income (loss), net (d)	157	1,491	1,355	15	(4,016)
Amortization of acquired intangible assets	78,688	78,692	358	183,319	3,570
Litigation settlement (c)	—	—	74,385	—	74,385
Gain on sale of intellectual property	(3,500)	—	—	(3,500)	—
Write-off of debt issuance costs (f)	782	850	—	7,736	—
Other operating expenses (d)	7,392	11,222	10,579	62,095	14,689
Pre-tax total special items	244,437	275,367	112,849	750,885	190,000
Other income tax effects and adjustments (g)	184,348	55	3,170	144,585	(7,590)
Non-GAAP net income from continuing operations	$168,087	$221,655	$164,782	$716,376	$615,552

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 2, 2019	November 3, 2018	February 3, 2018	February 2, 2019	February 3, 2018
Weighted average shares — basic	657,835	657,519	493,663	591,232	498,008
Weighted average shares — diluted	657,835	657,519	506,197	591,232	509,667

GAAP diluted net income (loss) per share from continuing operations	$(0.40)	$(0.08)	$0.10	$(0.30)	$0.85
Non-GAAP diluted net income per share from continuing operations (h)	$0.25	$0.33	$0.32	$1.19	$1.19

(a)	Other costs of goods sold includes amortization of the Cavium inventory fair value step up and charges for past intellectual property licensing matters.

(b)
Restructuring related charges include employee severance, facilities related costs, and impairment of equipment and other assets. Restructuring related charges in the three months ended February 2, 2019 and February 3, 2018 and the year ended February 2, 2019 and February 3, 2018 include gain on sale of a building that was a direct result of restructuring.

(c)	Represents legal settlement and associated costs related to shareholder litigation matter.

(d)
Other operating expenses primarily include Cavium merger costs, costs related to royalty matters, and costs of retention bonuses offered to employees who remained through the ramp down of certain operations due to restructuring actions.

(e)	Interest and other income (loss), net includes restructuring related items such as gain on sale of a business and foreign currency remeasurement associated with restructuring related accruals.

(f)	Write-off of debt issuance costs is associated with the partial term loan repayment and the terminated bridge loan commitment.

(g)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4%.

(h)
Non-GAAP diluted net income per share from continuing operations for the three months ended February 2, 2019 and November 3, 2018 was calculated by dividing non-GAAP net income from continuing operations by weighted average shares outstanding (diluted) of 663,580 shares and 665,752 shares, respectively, due to the non-GAAP net income reported in the respective period. Non-GAAP diluted net income per share from continuing operations for the year ended February 2, 2019 was calculated by dividing non-GAAP net income from continuing operations by weighted average shares outstanding (diluted) of 600,049, due to the non-GAAP net income reported in the period.

Marvell Technology Group Ltd.
Outlook for the First Quarter of Fiscal Year 2020
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended May 4, 2019
GAAP revenue	$650 +/- 3%
Special items:	—
Non-GAAP revenue	$650 +/- 3%

GAAP gross margin	55%
Special items:
Share-based compensation	0.3%
Amortization of acquired intangible assets	8.9%
Non-GAAP gross margin	64%

Total GAAP operating expenses	$378 - $388
Special items:
Share-based compensation	54
Restructuring related charges	4
Amortization of acquired intangible assets	20
Other operating expenses	7
Total non-GAAP operating expenses	$295 - $300

GAAP diluted net income per share from continuing operations	$(0.09) - $(0.05)
Special items:
Share-based compensation	0.08
Amortization of acquired intangible assets	0.12
Restructuring related charges in operating expenses	0.01
Other operating expenses	0.01
Other income tax effects and adjustments	(0.01)
Non-GAAP diluted net income per share from continuing operations	$0.12 - $0.16

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	February 2, 2019	November 3, 2018	February 3, 2018	YoY	QoQ
Storage (1)	$317,042	$406,822	$323,718	(2)%	(22)%
Networking (2)	387,457	398,424	241,611	60%	(3)%
Total Core	704,499	805,246	565,329	25%	(13)%
Other (3)	40,300	45,805	50,080	(20)%	(12)%
Total Revenue	$744,799	$851,051	$615,409	21%	(12)%

	Three Months Ended
% of Total	February 2, 2019	November 3, 2018	February 3, 2018
Storage (1)	43%	48%	53%
Networking (2)	52%	47%	39%
Total Core	95%	95%	92%
Other (3)	5%	5%	8%
Total Revenue	100%	100%	100%

(1) Storage products are comprised primarily of HDD and SSD Controllers, Fibre Channel Adapters and Data Center Storage Solutions.
(2) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Ethernet NICs, Embedded Communication Processors, Automotive Ethernet, Security Adapters and Processors as well as WiFi solutions including WiFi only, WiFi/Bluetooth combos and WiFi Microcontroller combos. In addition, this grouping includes a few legacy product lines in which we no longer invest, but will generate revenue for several years.

(3) Other products are comprised primarily of Printer Solutions, Application Processors and others.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com